UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 16, 1999

                            CIRCUIT CITY STORES, INC.
             (Exact Name of Registrant as Specified in its Charter)


    Virginia                        1-5767                       54-0493875
 (State or other                  (Commission                   (IRS Employer
  jurisdiction                     File No.)                 Identification No.)
of incorporation)

                  9950 Mayland Drive, Richmond, Virginia 23233
                    (Address of principal executive offices)

      (Registrant's Telephone Number, Including Area Code): (804) 527-4000

                                    No Change
          (Former name or former address, if changed since last report)



Item 5:        Other Events

               The registrant's affiliate, Digital Video Express, LP, announced on June 16, 1999, that it will cease marketing of the Divx home video system and discontinue operations, but existing, registered customers will be able to view discs during a two-year phase-out period.

               Management believes that sales at participating Divx retailers reflect strong consumer interest in the Divx feature. The majority of customers purchasing DVD players in Circuit City stores, since DVD players with the Divx feature became available in the fall of 1998, have selected players that include the Divx option. However, Digital Video Express has been unable to obtain adequate support from studios and other retailers. Despite the significant consumer enthusiasm, it cannot create a viable business without support in these essential areas.

               Digital Video Express will provide a $100 cash rebate to all consumers who purchased Divx-enhanced players prior to June 16, 1999. The rebate is intended to ensure that no Divx customers have paid more for the Divx-featured player than they would have paid for the least expensive, comparable DVD player available at the time of their purchase. All Divx-featured DVD players are fully functional DVD players and will continue to operate as such. All Divx discs, including those previously purchased by consumers and those remaining in retailer inventories, can be viewed on registered players anytime before June 30, 2001. Subsequent viewings also will be available during that period.

               Circuit City Stores, Inc. is incurring an after-tax loss of $114.0 million related to the disposal of the Divx business. The loss includes provisions for commitments under licensing agreements with motion picture distributors, the write down of assets to net realizable value, lease termination cost, employee severance and benefit cost and other contractual commitments.

               The foregoing disclosure contains forward-looking statements, which are subject to various risks and uncertainties, including, but not limited to, risks associated with the development of new business concepts and risks associated with year 2000 issues. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in the Circuit City Stores, Inc. report on Form 10-K for its fiscal year ended February 28, 1999.

                                    Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            CIRCUIT CITY STORES, INC


                            By:      /s/Michael T. Chalifoux
                                     Michael T. Chalifoux
                                     Executive Vice President,
                                     Chief Financial Officer and
                                     Corporate Secretary


Date:      June 17, 1999